Exhibit 2.01
Resource Extraction Payment Report
Project-level disclosure
This exhibit presents payments made by us for the commercial development of oil, natural gas or minerals during the year ended December 31, 2024 (“payments”). The information within this report has been prepared and is presented in accordance with Rule
13q-1
(17 CFR
240.13q-1)
under the Securities Exchange Act of 1934, as amended (the “Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental entities beyond the scope of the Rule.
Payments
Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which we made payments during the reporting period are presented.
In-kind
payments are reported at cost.
Currency
All payments are made and reported in Mexican pesos, the lawful currency of the United Mexican States.
Projects
Payments are grouped into projects, which, in accordance with the Rule, are defined as the combination of the country, the designation of “onshore” or “offshore” and body of water, and the political subnational jurisdiction of the associated extractive activities. Countries and political subnational jurisdictions are designated by ISO 3166 country codes. The resources being extracted are oil, natural gas and phosphate, all with the extraction method of “well,” except for phosphate, which we extract by underground mining. Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

Payment Overview
The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024. As of December 31, 2024, we only made payments to the Federal
Government
(the “
Mexican Government
”) of the United Mexican States (“
Mexico
”).

	For the year ended December 31, 2024
	(in thousands of pesos)
	Taxes		Royalties		Fees		Production Entitlements		Bonuses		Dividends		Payments for Infrastructure Improvements		Community and Social Responsibility Payments		Total
Mexico	Ps.	179,351,696	Ps.	796,086	Ps.	1,345,204	Ps.	—	Ps.	—	Ps.	—	Ps.	71,000	Ps.	—	Ps.	181,563,986

Total	Ps.	179,351,696	Ps.	796,086	Ps.	1,345,204	Ps.	—	Ps.	—	Ps.	—	Ps.	71,000	Ps.	—	Ps.	181,563,986

Segment Reporting
The tables below sets forth our payments made to governments for the fiscal year ended December 31, 2024 by segment. As of December 31, 2024, only two of our segments made payments required to be disclosed by the Rule.

Pemex Exploration and Production (PEP)

	For the year ended December 31, 2024
	(in thousands of pesos)
	Project Name	Project Description	Taxes		Royalties		Fees		Payments for Infrastructure Improvements		Community and Social Responsibility Payments		Total
Mexico
Secretaría de Hacienda y Crédito Público	ENTITY LEVEL PAYMENT /MX (1)	ENTITY LEVEL PAYMENT / MX (1)		Ps.178,910,079	Ps.	—	Ps.	—	Ps.	—	Ps.	—		Ps.178,910,079
State of Chiapas (2)	MUTUAL BENEFIT PROJECTS (3)	MUTUAL BENEFIT PROJECTS/ MX / MX - CHP (3)		—		—		—		23,500		—		23,500
State of Tabasco (2)	MUTUAL BENEFIT PROJECTS (3)	MUTUAL BENEFIT PROJECTS /MX/ MX - TAB (3)		—		—		—		47,500		—		47,500
Secretaría de Hacienda y Crédito Público	CNH-A3-CÁRDENAS-MORA /2018	ONSHORE/MX/MX- TAB / OIL/NATURALGAS / WELL		31,975		—		—		—		—		31,975
Comisión Nacional de Hidrocarburos	CNH-A3-CÁRDENAS-MORA /2018	ONSHORE/MX/MX- TAB / OIL/NATURALGAS / WELL		—		298,407		403		—		—		298,810
Secretaría de Hacienda y Crédito Público	CNH-A4-OGARRIO /2018	ONSHORE/MX/MX- TAB /OIL/NATURALGAS/ WELL		32,280		—		—		—		—		32,280
Comisión Nacional de Hidrocarburos	CNH-A4-OGARRIO /2018	ONSHORE/MX/MX- TAB / OIL/NATURALGAS / WELL		—		252,462		—		—		—		252,462
Secretaría de Hacienda y Crédito Público	CNH-M1-EK-BALAM /2017	OFFSHORE/GULFOFMEXICO/MX/MX- CAM / / OIL/NATURALGAS / WELL		282,765		—		—		—		—		282,765
Comisión Nacional de Hidrocarburos	CNH-M1-EK-BALAM /2017	OFFSHORE/GULFOFMEXICO/MX/MX- CAM / / OIL/NATURALGAS / WELL		—		176,445		1,301,631		—		—		1,478,076
Secretaría de Hacienda y Crédito Público	CNH-M2-SANTUARIO-EL GOLPE /2017	ONSHORE/MX/MX- TAB / OIL/NATURALGAS / WELL		29,368		—		—		—		—		29,368
Comisión Nacional de Hidrocarburos	CNH-M2-SANTUARIO-EL GOLPE /2017	ONSHORE/MX/MX- TAB / OIL/NATURALGAS / WELL		—		35,354		7		—		—		35,361
Secretaría de Hacienda y Crédito Público	CNH-M3-MISIÓN /2018 (4)	ONSHORE/MX/MX- TAM -/ NATURALGAS / WELL ONSHORE/MX/MX-NLE/NATURALGAS/WELL		10,839		—		—		—		—		10,839
Comisión Nacional de Hidrocarburos	CNH-M3-MISIÓN /2018 (4)	ONSHORE/MX/MX- TAM -/ NATURALGAS / WELL ONSHORE/MX/MX-NLE/NATURALGAS/WELL		—		—		6,430		—		—		6,430
Secretaría de Hacienda y Crédito Público	CNH-M4-ÉBANO /2018 (5)	ONSHORE/MX/MX - VER / OIL/NATURALGAS / WELL ONSHORE/MX/MX-SLP/OIL/NATURALGAS/WELL ONSHORE/MX/MX-TAM/OIL/NATURALGAS/WELL		13,055		—		—		—		—		13,055
Comisión Nacional de Hidrocarburos	CNH-M4-ÉBANO /2018 (5)	ONSHORE/MX/MX - VER / OIL/NATURALGAS / WELL ONSHORE/MX/MX-SLP/OIL/NATURALGAS/WELL ONSHORE/MX/MX-TAM/OIL/NATURALGAS/WELL		—		—		21,465		—		—		21,465
Secretaría de Hacienda y Crédito Público	CNH-M5-MIQUETLA /2018 (6)	ONSHORE/MX/MX- VER -/ OIL/NATURALGAS / WELL ONSHORE/MX/MX-PUE/OIL/NATURALGAS/WELL		5,250		—		—		—		—		5,250
Comisión Nacional de Hidrocarburos	CNH-M5-MIQUETLA /2018 (6)	ONSHORE/MX/MX- VER -/ OIL/NATURALGAS / WELL ONSHORE/MX/MX-PUE/OIL/NATURALGAS/WELL		—		33,418		1,326		—		—		34,744

		Segment Total	Ps.	179,315,611	Ps.	796,086	Ps.	1,331,262	Ps.	71,000	Ps.	—	Ps.	181,513,959

Notes:
(1)	As of December 31, 2024, the Mexican Government levies payment obligations on Pemex Exploration and Production only at the entity level, with the exception of the seven projects listed herein.
(2)	Includes payments made at the municipality level.

(3)	Includes contributions for paving roads in different states of Mexico .
(4)
Field crosses the borders of two subnational jurisdictions: Tamaulipas and Nuevo León. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

(5)
Field crosses the borders of three subnational jurisdictions: Veracruz, San Luis Potosí and Tamaulipas. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

(6)
Field crosses the borders of two subnational jurisdictions: Veracruz and Puebla. The payment obligation is levied only at the field level, and not separately at the level of each subnational jurisdiction.

Other Operating Subsidiary Companies

	For the year ended December 31, 2024
	(in thousands of pesos)
	Project Name	Project Description	Taxes		Royalties		Fees		Production Entitlements		Total
Mexico
Secretaría de Hacienda y Crédito Público	PHOSPHATE MINING	ONSHORE/MX/MX/ BCS / PHOSPHATE / UNDERGROUNDMINING	Ps.	36,085	Ps.	—	Ps.	—	Ps.	—	Ps.	36,085
Servicio Geológico Mexicano	PHOSPHATE MINING	ONSHORE/MX/MX/ BCS / PHOSPHATE / UNDERGROUNDMINING		—		—		13,942		—		13,942

		Segment Total	Ps.	36,085	Ps.	—	Ps.	13,942	Ps.	—	Ps.	50,027